CONFIRMING STATEMENT

This Confirming Statement
("Statement")
confirms that the undersigned,
Yuki Whitmire, pursuant to her
power and authority in her role as
attorney-in-fact for Scott B. Helm
("Reporting Person") granted by
that certain Confirming Statement
entered into as of September 10, 2020,
hereby authorizes, directs
and designates Daniela Gutierrez
("Designee"), acting singly, to:
(1) prepare, execute in the Reporting
Person's name and on the Reporting
Person's behalf, and submit to the
U.S. Securities and Exchange
Commission (the "SEC") a Form ID,
including amendments thereto,
and any other documents necessary
or appropriate to obtain codes and
passwords enabling the undersigned
to make electronic filings with
the SEC of reports required by
Section 16(a) of the Securities
Exchange Act of 1934 ("Exchange Act")
or any rule or regulation of the SEC;
(2) execute for and on behalf of
the Reporting Person, in the Reporting
Person's capacity as an officer
and/or director of Vistra Corp.
(the "Company"), Forms 3, 4, and 5 in
accordance with Section 16(a) of
the Exchange Act and the rules
thereunder; (3) do and perform any
and all acts for and on behalf of
the Reporting Person which may be
necessary or desirable to complete
and execute any such Form 3, 4, or
5, complete and execute any amendment
or amendments thereto,
and timely file such form with the
SEC and any stock exchange or similar
authority; and (4) take any
other action of any type whatsoever
in connection with the foregoing
which, in the opinion of the
Designee, may be of, benefit to, in
the best interest of, or legally
required by, the Reporting Person, it
being understood that the documents
executed by the Designee on behalf
of the Reporting Person
pursuant to this Statement shall
be in such form and shall contain
such terms and conditions as the
Designee may approve in the
Designee's discretion.

The undersigned, pursuant to her
power and authority in her role as
attorney-in-fact for the Reporting
Person, hereby grants to the
Designee full power and authority
to do and perform any and every act
and thing whatsoever requisite,
necessary, or property to be done
in the exercise of any of the
rights and powers granted under
this Statement, as fully to
all intents and
purposes as the Reporting Person
might or that the Designee,
or the Designee's substitute
or substitutes, shall lawfully
do or cause to be
done by virtue of this
Statement and the
rights and powers herein
granted. On behalf of the
Reporting Person,
the undersigned acknowledges that
the foregoing Designee, in serving
in such capacity on behalf of the
Reporting Person, is not assuming,
nor is the Company assuming,
any of the Reporting Person's
responsibilities to comply with
Section 16 of the Exchange Act.

The authority of the Designee
under this Statement shall
continue until the Reporting
Person is no longer required
to file Forms 3,
4, and 5 with respect to the
Reporting Person's holdings of
and/ortransactions in
securities of the Company,
unless earlier revoked
by the Reporting Person, or any
attorney-in-fact, in a signed
writing delivered to the Designee.

IN WITNESS WHEREOF, the
undersigned
has caused this Statement to be
executed as
of this 10th day of
June, 2024.

By: /s/ Yuki Whitmire, as
attorney-in-fact for Scott B.
Helm
Name: Yuki Whitmire